                                  USA NETWORKS
                     PARTNERSHIP INTEREST PURCHASE AGREEMENT

                                  by and among

                             UNIVERSAL STUDIOS, INC.

                          UNIVERSAL CITY STUDIOS, INC.

                                   VIACOM INC.

                            VIACOM INTERNATIONAL INC.

                                       and

                           EIGHTH CENTURY CORPORATION

                                ----------------


                                   Dated as of

                               September 22, 1997

                                TABLE OF CONTENTS



                                                                         Page
                                                                        Number
                                    ARTICLE 1

                               Certain Definitions

Section 1.1    Specific Definitions......................................... 1
Section 1.2    Other Terms.................................................. 4


                                    ARTICLE 2

                     Actions To Be Taken Following Execution

Section 2.1    Announcement................................................. 4
Section 2.2    Suspension of Litigation..................................... 5
Section 2.3    Program Licensing Agreement; Satellite Subleases............. 5
Section 2.4    Disposition of Confidential Materials........................ 6

                                    ARTICLE 3

                    Purchase of Partnership Interest; Closing

Section 3.1    Purchase..................................................... 6
Section 3.2    Redemption or Purchase of Viacom Interest in Sci-Fi
                             Europe......................................... 7
Section 3.3    Undistributed Current Year Partnership Earnings.............. 7
Section 3.4    Delivery of Purchase Price................................... 7
Section 3.5    Litigation Releases.......................................... 8
Section 3.6    Vacatur Application.......................................... 8
Section 3.7    Time and Place of Closing.................................... 8


                                    ARTICLE 4

               Representations and Warranties of the Universal Parties

Section 4.1    Incorporation; Authorization; No Conflict; etc............... 8
Section 4.2    Consents and Approvals....................................... 9
Section 4.3    Brokers, Finders, etc........................................ 9
Section 4.4    Investment Intent............................................ 9
Section 4.5    Financing.................................................... 9

                                   ARTICLE 5

               Representations and Warranties of the Viacom Parties

Section 5.1    Incorporation; Authorization; No Conflict; etc............... 9
Section 5.2    No Encumbrances..............................................10
Section 5.3    Consents and Approvals.......................................10
Section 5.4    Brokers, Finders, etc........................................10


                                   ARTICLE 6

                                   Covenants

Section 6.1    Conduct of Business of the Partnership.......................11
Section 6.2    Obligations of Viacom........................................11
Section 6.3    Efforts; Obtaining Consents; Further Assurances..............11
Section 6.4    Public Announcements.........................................12
Section 6.5    Non-Solicitation of Employees................................12
Section 6.6    Tax Allocation...............................................12
Section 6.7    Partnership Tax Election.....................................12
Section 6.8    Tax Matters   ...............................................13
Section 6.9    Indemnification..............................................13
Section 6.10   Ongoing Obligation of Confidentiality........................13
Section 6.11   Non-Registration of Trademarks...............................14


                                   ARTICLE 7

                                Non-Competition

Section  7.1   Non-Competition..............................................14


                                   ARTICLE 8

                     Post-Closing Payment of Undistributed
                       Pre-Closing Partnership Earnings

Section 8.1    Post-Closing Payment.........................................18

                                   ARTICLE 9

                                  Conditions

Section 9.1    Mutual Conditions............................................19
Section 9.2    Conditions of the Universal Parties' Obligation to Close.....19
Section 9.3    Conditions of the Viacom Parties' Obligation to Close........20


                                  ARTICLE 10

                                  Termination

Section 10.1   Termination   ...............................................20
Section 10.2   Procedure and Effect of Termination..........................21


                                  ARTICLE 11

                                 Miscellaneous

Section 11.1   Expenses ....................................................21
Section 11.2   Notices, Etc. ...............................................21
Section 11.3   Amendment....................................................22
Section 11.4   Waiver; Effect of Waiver.....................................22
Section 11.5   Successors and Assigns.......................................22
Section 11.6   Survival of Representations, Warranties, Covenants
                   and Agreements...........................................23
Section 11.7   Specific Performance.........................................23
Section 11.8   Entire Agreement.............................................23
Section 11.9   Viacom Released from Joint Venture Agreement.................23
Section 11.10  Interpretation; Absence of Presumption.......................23
Section 11.11  Headings.....................................................24
Section 11.12  Severability.................................................24
Section 11.13  Remedies Cumulative..........................................24
Section 11.14  Time of the Essence..........................................24
Section 11.15  Governing Law................................................24
Section 11.16  Counterparts.................................................24

Exhibits

A.  Press Releases
B.  Letter to Court
C.  Litigation Releases
D.  Stipulation of Dismissal
E.  Letter Requesting Resumption of Proceedings
F.  Terms and Conditions for Programming License Agreement
G.  Terms and Conditions for Satellite Capacity Subleases
H.  Programming Rights Embodied in Non-Executed Agreements
I.  Certain Trade Marks, Service Marks and Logos

                  THIS PARTNERSHIP INTEREST PURCHASE AGREEMENT (this "Agreement"), dated as of September 22, 1997, is by and among Universal Studios, Inc., a Delaware corporation ("Universal"), Universal City Studios, Inc., a Delaware corporation and a wholly owned subsidiary of Universal ("UCS"), Viacom Inc., a Delaware corporation ("Viacom"), Viacom International Inc., a Delaware corporation ("Viacom International"), and Eighth Century Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Viacom ("ECC").


                  WHEREAS, one or more of the Universal Parties (as defined herein), on the one hand, and one or more of the Viacom Parties (as defined herein), on the other, are the sole partners (together, the "Partners"), each having in the aggregate 50% of the interest in USA Networks, an unincorporated joint venture established as a partnership under the laws of the State of New York (the "Partnership"), and collectively having 100% of such interests; and


                  WHEREAS, the Partnership has been engaged in the business of operating television programming services since 1981, and currently operates the USA Network and the Sci-Fi Channel; and

                  WHEREAS, Universal and UCS (together, the "Universal Parties"), on the one hand, and Viacom, Viacom International and ECC (together, the "Viacom Parties"), on the other, have certain claims against each other as articulated in the Litigation (as defined herein); and


                  WHEREAS, the parties hereto desire to terminate the Litigation and, in connection therewith, desire that ECC sell to Universal, and that Universal purchase from ECC, all of the Viacom Partnership Interests (as defined herein), and that the Viacom Parties terminate their participation in the Partnership, as more fully provided for herein;

                  NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                    ARTICLE 1

                               Certain Definitions

                  Section 1.1 Specific Definitions. As used in this Agreement the following terms shall have the following respective meanings:


                  "Affiliate" shall mean, with respect to any person, any other person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such first person, and, if such a person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any person who is controlled by any such member or trust; provided that no Universal Party shall be deemed to be an Affiliate of any Viacom Party or, prior to the Closing, of the Partnership, and no Viacom Party shall be deemed to be an Affiliate of any Universal Party or the Partnership, in each case by virtue of any such person's participation in the Partnership. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).


                  "Agreement" shall have the meaning set forth in the first paragraph hereof.

                  "Applicable Law" shall mean all applicable provisions of all
(a) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances or codes of any Governmental Authority, and (b) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day in which banking institutions in New York are authorized or obligated by law or executive order to close. Any event the scheduled occurrence of which would fall on a day which is not a Business Day shall be deferred until the next succeeding Business Day.

                  "Closing" shall mean the consummation of the Purchase, which shall occur as soon as practicable following, and in any event within three Business Days of, the first date on which all of the conditions to Closing hereunder (other than those to be performed or determined as of the Closing) shall have been satisfied or waived.

                  "Closing Date" shall mean the date on which the Closing occurs.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

                  "Communications Act" shall mean the Communications Act of 1934, as amended.

                  "Confidential Materials" and "Designating Party" shall have the same meanings as in the Stipulation and Order Governing the Protection and Exchange of Confidential Information signed by the parties to the Litigation and dated May 31, 1996. "Confidential Materials" shall include all documents and other materials produced or created in connection with the Litigation bearing the legend "Confidential" and/or "Confidential/Counsel Only", except to the extent they have become public or are otherwise no longer confidential without the fault of any party seeking to use such Confidential Material.

                  "ECC" shall have the meaning set forth in the first paragraph of this Agreement.

                  "Encumbrances" shall mean mortgages, liens, encumbrances, security interests, covenants, conditions, restrictions, claims, charges, options, rights of first refusal, rights of use or occupancy or other legal or equitable encumbrances and any other matters affecting title or any other interest in property (including, in the case of real property, rights-of-way, easements, and encroachments).

                  "Estimated Allocable Current Year Earnings" shall mean that portion of the Partnership's Undistributed Current Year Earnings allocable to ECC's account as determined in good faith by the management of the Partnership based on the most recent monthly year-to-date financial statements prepared by the management of the Partnership and on such management's good faith estimate of financial results for any additional period prior to the Closing.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Government Authority" shall mean any nation or government, any state or other political subdivision thereof, any person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

                  "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Joint Venture Agreement" shall mean that certain Amended and Restated Joint Venture Agreement among Time Video Holdings Inc., Eighth Century Corporation and MCA Cable Services, Inc., as amended from time to time.

                  "Litigation" shall mean (i) that certain action in the Court of Chancery of the State of Delaware in and for New Castle County styled Universal Studios Inc. v. Viacom Inc., et al. C.A. No. 14971, and (ii) that certain action in the Court of Chancery of the State of Delaware in and for New Castle County styled Viacom International Inc., et al., v. The Seagram Company Ltd., et al., C.A. No. 14973, together.


                  "Litigation Releases" shall mean the releases by and between the Universal Parties and the Viacom Parties, true and complete copies of which are attached as Exhibit C.


                  "person" shall mean any individual, corporation, partnership, joint venture, trust, unincorporated organization, other form of business or legal entity or Government Authority.

                  "Sci-Fi Europe" shall mean Sci-Fi Channel Europe, L.L.C., a limited liability company organized under the laws of the State of Delaware.

                  "Sci-Fi Europe Stock" shall mean the membership interests of Sci-Fi Europe.

                  "Undistributed Current Year Earnings" shall mean earnings of the Partnership (increased by any net earnings and decreased by any net loss of Sci-Fi Europe) in respect of all financial periods commencing after December 31, 1996 through the Closing Date (such earnings to be determined as if the fiscal year of the Partnership and of Sci-Fi Europe had begun on January 1, 1997 and had ended on the Closing Date) and which have not theretofore been distributed by or contributed to the Partnership or Sci-Fi Europe.


                  "Universal" shall have the meaning set forth in the first paragraph of this Agreement.

                  "Universal Broker" shall have the meaning set forth in Section 4.3.

                  "Universal Parties" shall have the meaning set forth in the recitations.


                  "Universal Sci-Fi Europe Stock" shall mean all of the Sci-Fi Europe Stock owned by Universal or any of its Affiliates.

                  "Viacom" shall have the meaning set forth in the first paragraph of this Agreement.

                  "Viacom Broker" shall have the meaning set forth in Section
5.4.

                  "Viacom International" shall have the meaning set forth in the first paragraph of this Agreement.

                  "Viacom Parties" shall have the meaning set forth in the recitations.

                  "Viacom Partnership Interests" shall mean ECC's 50% interest in the Partnership.

                  "Viacom Sci-Fi Europe Stock" shall mean all of the Sci-Fi Europe Stock owned by Viacom or any of its Affiliates.

                  Section 1.2. Other Terms. Other terms may be defined elsewhere in this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.


                                    ARTICLE 2

                     Actions To Be Taken Following Execution

                  Section 2.1 Announcement. Promptly following execution of this Agreement, the parties shall issue press releases in the forms attached as Exhibit A.

                  Section 2.2 Suspension of Litigation (a) Upon the execution of this Agreement, the parties will execute and promptly deliver to the Court in the Litigation a letter, in the form attached as Exhibit B (the "Letter to Court"), requesting that such Court not issue any new ruling, order or judgment in respect of the Litigation until the earlier of the Closing Date or its receipt of the Letter Requesting Resumption of Proceedings. The parties further agree that while this Agreement remains in effect, and provided that no new ruling, order or judgment in respect of the Litigation is issued or ordered except to the extent specifically provided in this Agreement, no further or other litigation (including any appeal) relating to the subject matter of the Litigation (but excluding any action to enforce or arising out of this Agreement) will be instituted in any forum by any party or by any Affiliate of any party.

                  (b) Upon execution of this Agreement, the parties will execute
(i) the Litigation Releases in the forms attached as Exhibit C, which shall become effective only in accordance with Section 3.5, (ii) the Stipulation of Dismissal in the form attached as Exhibit D, which shall be filed with the Court in the Litigation only in accordance with Section 3.5, and (iii) the Letter Requesting Resumption of Proceedings in the form attached as Exhibit E, which shall be delivered to the Court in the Litigation only in accordance with
Section 10.2(b).

                  (c) The parties further agree notwithstanding any claim of any oral or written understanding or representation by any party to this Agreement, neither the Litigation Releases nor the Stipulation of Dismissal nor anything related to this Agreement, including the fact of this Agreement, any of the terms herein, or any discussions or documents relating to the negotiations between the parties, including the negotiation of this Agreement, shall (i) be used as evidence or referred to in the Litigation or in any other case or litigation in which any of the parties hereto are adverse to each other (except any action to enforce or arising out of this Agreement), or (ii) in any way constitute an admission with respect to any fact, claim or defense as to any of the parties, or (iii) in the event the Closing does not occur (including as a result of any termination of this Agreement), in any way be taken into account by any investment banking firm that is chosen or retained pursuant to the provisions of Article VIII of the Joint Venture Agreement, notwithstanding any provisions of the Joint Venture Agreement; provided, however, that nothing in this paragraph shall preclude any party hereto or its Affiliates from using the Litigation Releases or Stipulation of Dismissal as a defense to any subsequent claim, suit, action or litigation against it.

                  Section 2.3 Program Licensing Agreement; Satellite Subleases.
(a) Simultaneously with the execution of this Agreement, Viacom agrees to execute, and the parties hereto agree to cause the Partnership to execute, (i) a term sheet, in the form attached hereto as Exhibit F (the "Program License Term Sheet"), which shall become binding upon the parties as of the Closing, providing for the licensing by the Partnership of product of Viacom or certain of its Affiliates, and (ii) a term sheet, in the form attached hereto as Exhibit G (the "Satellite Sublease Term Sheet"), which shall become binding upon the parties as of the Closing, providing for the sublease of transmission capacity on certain satellites (or transponders on such satellites) specified in such Exhibit G.

                  (b) From and after the date of this Agreement, Viacom and Universal agree to, and agree to cause the Partnership to, negotiate in good faith and to use all commercially reasonable efforts (i) to cause the Partnership and Viacom to execute as promptly as possible, definitive long-form documentation (whether in one or more agreements, the "Program License Agreements") of the agreements and provisions contained in the Program License Term Sheet, to be effective as of the later of the Closing Date and the date of their execution, and (ii) to cause the Partnership and Viacom to execute as promptly as possible, definitive leases, subleases or agreements, as applicable (whether in one or more leases, subleases or agreements, the "Satellite Subleases"), documenting the agreements and provisions of the Satellite Sublease Term Sheet, to be effective as of the later of the Closing Date and the date of their execution. Except as otherwise provided in the Program License Term Sheet, the Program License Agreements are to be consistent with prior similar agreements between the Partnership and Viacom, if any.

                  (c) In the event (i) the Program License Agreements have not been executed as of the Closing Date, the Program License Term Sheet shall be effective and binding upon the parties thereto from and after the Closing Date, and (ii) the Satellite Subleases have not been executed as of the Closing Date, the Satellite Sublease Term Sheet shall be effective and binding upon the parties thereto from and after the Closing Date.

                  Section 2.4 Disposition of Confidential Materials. Promptly, but in no event more than 10 days after the Stipulation of Dismissal is entered, the parties shall either return all Confidential Materials to counsel for the producing party or certify in writing to counsel for the producing party that such Confidential Materials have been destroyed, except that outside counsel may retain one copy of litigation materials which have been filed with the Court, regardless of whether they include Confidential Materials. Counsel shall make reasonable efforts to ensure that all experts and consultants it has retained abide by this provision and shall be responsible for any failure of such experts and consultants to so abide. No party or its Affiliates or its counsel may use Confidential Materials (including, but not limited to, Confidential Materials in court papers, in deposition testimony given in connection with the Litigation and in confidential documents bearing bates-numbers or trial exhibit numbers produced during the Litigation (including, but not limited to, any extracts, exhibits, full or partial copies and representations of such Confidential Materials)) for any purpose whatsoever. Neither the parties nor their Affiliates will seek to lift the confidentiality designation from Confidential Materials, or assist another in doing so. Nothing herein shall limit a party's ability to use any document or other material which it created or produced in discovery or at trial (except insofar as any such document or material refers to or incorporates Confidential Materials of another Designating Party).


                                    ARTICLE 3

                    Purchase of Partnership Interest; Closing

                  Section 3.1 Purchase. On the basis of the representations, warranties, covenants and agreements set forth in this Agreement, at the Closing, ECC shall sell to Universal (or its designee pursuant to Section 12.5, and Universal (or its designee pursuant to Section 12.5) shall purchase from ECC, all of the Viacom Partnership Interests (the "Purchase") for a purchase price of $1,600,000,000 (the "USA Purchase Price"), and thereafter neither ECC nor Viacom or any of its Affiliates shall have any further rights or obligations with respect to the Partnership, and the Partnership shall have no further rights or obligations with respect to ECC or Viacom or any of its Affiliates, in each case except as otherwise provided for herein.

                  Section 3.2 Redemption or Purchase of Viacom Interest in Sci-Fi Europe. (a) At the Closing, concurrently with the Purchase, in Universal's sole discretion, either (i) the Viacom Parties and the Universal parties shall cause Sci-Fi Europe to redeem, in accordance with the constituent documents of Sci-Fi Europe and the laws of its jurisdiction of incorporation, all of the Viacom Sci-Fi Europe Stock, or (ii) Universal or one of its Affiliates shall purchase from the person holding the Viacom Sci-Fi Europe Stock all of the shares of Viacom Sci-Fi Europe Stock, in each case in consideration of $100,000,000 (the "Sci-Fi Europe Purchase Price", and together with the USA Purchase Price, the "Purchase Price"). In the event the Viacom Sci-Fi Europe Stock is redeemed, then from and after the Closing Date, each share of Viacom Sci-Fi Europe Stock shall be canceled and no holder or former holder thereof shall have any rights or obligations with respect thereto. In the event the Viacom Sci-Fi Europe Stock is purchased, then from and after the Closing Date no former holder thereof shall have any rights or obligations with respect thereto.

                  (b) On the Closing Date prior to the Closing, the person holding the Universal Sci-Fi Europe Stock may, in its sole discretion, transfer shares of Sci-Fi Europe Stock to and among the Universal Parties and their Affiliates, and the Viacom Parties and their Affiliates will (at such time, or in advance if necessary) cooperate with the foregoing in all respects, including by granting any necessary consents or waivers or by voting of the Viacom Sci-Fi Europe Stock.

                  (c) At the Closing, Viacom shall deliver certificates representing shares of Viacom Sci-Fi Europe Stock, which shall be canceled, if being redeemed, or accompanied by stock powers, if being purchased.

                  Section 3.3 Undistributed Current Year Partnership Earnings. In addition to the Purchase Price, ECC shall also be entitled to receive from the Partnership all Undistributed Current Year Earnings of the Partnership allocable or allocated to the account of ECC as of the Closing Date. The parties hereto agree and acknowledge that payments pursuant to this Section 3.3 and
Article 8 are in respect of Partnership income and are not part of the purchase price for or any part of the consideration in respect of the Viacom Partnership Interests or the Viacom Sci-Fi Europe Stock or the agreement set forth in
Article 7.

                  Section 3.4 Delivery of Purchase Price. At the Closing, upon satisfaction of all of the conditions set forth in this Agreement to Universal's obligation to consummate the Purchase, (i) Universal will wire transfer an amount equal to the Purchase Price, and (ii) the parties hereto will cause the Partnership will wire transfer an amount equal to the Estimated Allocable Current Year Earnings, in each case in immediately available funds to the account specified by Viacom prior to the Closing Date.

                  Section 3.5 Litigation Releases. The Litigation Releases shall, without any further act on the part of any party hereto or any other person, become fully and completely effective and binding upon the Releasors referred to therein immediately following the Closing, but shall not have any force or effect prior thereto. Promptly after the Closing Date, the parties will file with the Court in the Litigation the Stipulation of Dismissal.

                  Section 3.6 Vacatur Application. In the event the Viacom Parties seek to vacate the judgment or opinion entered in the Litigation on May 15, 1997, the Universal Parties and their Affiliates will neither support nor oppose such application.

                  Section 3.7 Time and Place of Closing. The Closing shall take place on the Closing Date at 10:00 A.M., New York City time, at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019.


                                    ARTICLE 4

             Representations and Warranties of the Universal Parties


                  Each of the Universal Parties hereby represents and warrants to each of the Viacom Parties as follows:

                  Section 4.1 Incorporation; Authorization; No Conflict; etc. Each of Universal and UCS is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. Each of Universal and UCS has full corporate power and authority to execute and deliver this Agreement and the other agreements contemplated hereby, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the performance of Universal's and UCS' obligations hereunder and the consummation of the transactions contemplated hereby by Universal and UCS have been duly and validly authorized by the boards of directors of Universal and UCS, respectively, and no other corporate or stockholder proceedings or actions on the part of Universal, UCS or their respective boards of directors or stockholders are necessary therefor. The execution, delivery and performance of this Agreement will not (i) violate any provision of the charter or by-laws or similar organizational instrument of Universal or UCS, or (ii) violate or conflict with any statute, rule or regulation applicable to Universal, UCS or any of their properties or assets or any other material restriction of any kind or character to which Universal or UCS is subject, that would prohibit or make unlawful the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Universal and UCS, and, assuming the due execution hereof by the Viacom Parties, this Agreement constitutes the legal, valid and binding obligation of each of Universal and UCS, enforceable against Universal and UCS, respectively, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether in equity or at law).

                  Section 4.2 Consents and Approvals. Other than as may be required under the HSR Act, the Communications Act and the Exchange Act, there are no registrations, filings, applications, notices, consents, approvals, orders, qualifications and waivers required to be made, filed, given or obtained by any of the Universal Parties with, to or from any Governmental Authority or other person in connection with the consummation of the Purchase and the other transactions contemplated hereby,

                  Section 4.3 Brokers, Finders, etc. No Universal Party has employed any broker, finder, consultant or other intermediary in connection with the transactions contemplated hereby (a "Universal Broker") who would have a valid claim for a fee or commission from any Viacom Party or the Partnership in connection herewith or any such transaction. In the event any Universal Broker at any time has a valid claim for a fee or commission from any Viacom Party or the Partnership, Universal agrees to fully indemnify and hold Viacom and/or the Partnership harmless against such claim.

                  Section 4.4. Investment Intent. Universal has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its purchase of the Viacom Partnership Interests and, if purchased, the Viacom Sci-Fi Europe Stock. Universal is acquiring the Viacom Partnership Interests and, if purchased, the Viacom Sci-Fi Europe Stock, for investment and not with a view toward or for sale in connection with any public distribution thereof.

                  Section 4.5 Financing. Universal has the financial wherewithal to fund the Purchase and to enable Universal and the other Universal Parties to comply with each and all of their other obligations hereunder.


                                    ARTICLE 5

              Representations and Warranties of the Viacom Parties

                  Each of the Viacom Parties hereby represents and warrants to each of the Universal Parties as follows:

                  Section 5.1 Incorporation; Authorization; No Conflict; etc. Each of the Viacom Parties is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. Each of the Viacom Parties has full corporate power and authority to execute and deliver this Agreement and the other agreements contemplated hereby, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the performance of each of the Viacom Parties' obligations hereunder, and the consummation of the transactions contemplated hereby by each Viacom Party have been duly and validly authorized by the boards of directors of each Viacom Party, respectively, and no other corporate or stockholder proceedings or actions on the part of any Viacom Party or their respective boards of directors or stockholders are necessary therefor. The execution, delivery and performance of this Agreement will not (i) violate any provision of the charter or by-laws or similar organizational instrument of any Viacom Party, or
(ii) ) subject to obtaining the consents and approvals referred to in Section 5.3, violate or conflict with any statute, rule or regulation applicable to any Viacom Party or any of their properties or assets or any other material restriction of any kind or character to which any of the Viacom Parties is subject, that would prohibit or make unlawful the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by each Viacom Party, and, assuming the due execution hereof by the Universal Parties, this Agreement constitutes the legal, valid and binding obligation of each Viacom Party, enforceable against each such Viacom Party, respectively, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether in equity or at law).

                  Section 5.2 No Encumbrances. (a) ECC is the owner of and has and will deliver at the Closing good title to the Viacom Partnership Interests and holds such interests and will deliver such interests free and clear of all Encumbrances (other than those created by Universal and its Affiliates); the sale thereof to Universal shall not give rise to or create any right in any person (other than Universal and its Affiliates) with respect to the Viacom Partnership Interests, and upon the sale thereof, neither ECC nor any of its Affiliates nor any other person (other than Universal) will have any right or interest in the Partnership (other than those created by Universal and its Affiliates).

                  (b) Viacom or an Affiliate is the owner of and has and has and ,if the Viacom Sci-Fi Europe Stock is purchased rather than redeemed pursuant to
Section 3.2, will deliver at the Closing good title to all of the Viacom Sci-Fi Europe Stock and holds such stock and, if the Viacom Sci-Fi Europe Stock is purchased rather than redeemed pursuant to Section 3.2, will deliver such stock free and clear of all Encumbrances (other than those created by Universal and its Affiliates), the transfer thereof hereunder shall not give rise to or create any right in any person with respect to the Viacom Sci-Fi Europe Stock (other than those created by Universal and its Affiliates), and upon the transfer thereof hereunder, neither Viacom nor any of its Affiliates, nor any other person (other than Universal) will have any right or interest an the Viacom Sci-Fi Europe Stock (other than those created by Universal and its Affiliates).

                  Section 5.3 Consents and Approvals. Other than as may be required under the HSR Act, the Communications Act and the Exchange Act, and except for third party consents required with respect to the Satellite Subleases, there are no registrations, filings, applications, notices, consents, approvals, orders, qualifications and waivers required to be made, filed, given or obtained by any of the Viacom Parties with, to or from any Governmental Authority or other person in connection with the consummation of the Purchase and the other transactions contemplated hereby,

                  Section 5.4 Brokers, Finders, etc. No Viacom Party has employed any broker, finder, consultant or other intermediary in connection with the transactions contemplated hereby (a "Viacom Broker") who would have a valid claim for a fee or commission from any Universal Party or the Partnership in connection herewith or any such transaction. In the event any Viacom Broker at any time has a valid claim for a fee or commission from any Universal Party or the Partnership, Viacom agrees to fully indemnify and hold Universal and/or the Partnership harmless against such claim.

                                    ARTICLE 6

                                    Covenants

                  Section 6.1 Conduct of Business of the Partnership. From the date hereof through the Closing Date, except as specifically provided for in this Agreement, (a) neither any Universal Party nor any Viacom Party shall take any action or omit to take any action that would cause the Partnership or Sci-Fi Europe to conduct its businesses other than in the ordinary course, consistent with past practices (including with respect to all matters as to programming, advertising, affiliate relations, inventory management, billing and collection) or other than consistent in all respects with the existing terms, conditions and limitations of the Partnership's and Sci-Fi Europe's constituent documents all of which will remain in effect until the Closing Date, and (b) the Universal Parties and the Viacom Parties shall use commercially reasonable efforts to cause each of the Partnership and Sci-Fi Europe to conduct its businesses in the ordinary course, consistent with past practices (including with respect to all of the foregoing matters) and consistent in all respects with the existing terms, conditions and limitations of the Partnership's and Sci-Fi Europe's constituent documents.

                  Section 6.2 Obligations of Viacom. (a) From the date hereof through the Closing Date, ECC agrees that it shall not, and Viacom agrees that it shall not, directly or indirectly cause ECC to, convey, sell, transfer or hypothecate to any person or entity, or otherwise dispose of any of the Viacom Partnership Interests or the Viacom Sci-Fi Europe Stock.

                  (b) Viacom acknowledges the existence of the programming rights set forth on Exhibit H hereto as if such programming rights were embodied in executed agreements, and Viacom agrees that, from and after the Closing, it will, and will cause its Affiliates to, honor all of the such programming rights as if such programming rights were valid, executed agreements.

                  Section 6.3 Efforts; Obtaining Consents; Further Assurances.
(a) Subject to the terms and conditions hereof, each party hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated hereby, and to cooperate in good faith with the other parties in connection with the foregoing, including using all reasonable efforts (i) to obtain all consents, approvals and authorizations that are required to be obtained under any federal, state, local or foreign law or regulation, (ii) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties hereto to consummate the transactions contemplated hereby, (iii) as promptly as possible, but in no event later than the tenth Business Days of the date of this Agreement, to make initial filings under the HSR Act, (iv) to effect all necessary registrations and filings including, but not limited to, filings under the HSR Act and submissions of information requested by any Government Authority, and (v) to fulfill all conditions to this Agreement.

                  (b) Each party hereto shall promptly inform each other party of any material communication from the Federal Trade Commission, the United States Department of Justice or any other Government Authority regarding any of the matters or transactions contemplated hereby.

                  (c) Each of the Viacom Parties and the Universal Parties agrees that, from time to time, whether at or after the Closing Date, each of them will execute and deliver such further instruments and other documents and take such other action as may be necessary or desirable to carry out the terms of this Agreement, including as may be necessary or desirable to assure that all of the property, rights and interests of the Partnership and Sci-Fi Europe (including trademarks, service marks and other intellectual property) survive the consummation of the transactions contemplated hereby without impairment and remain the property, rights and interests of the Partnership or Sci-Fi Europe, as the case may be.

                  Section 6.4 Public Announcements. Prior to the Closing, except as provided for in this Agreement or as required by Applicable Law, each party hereto shall not, and shall not permit its Affiliates to, make any public announcement in respect of this Agreement or the transactions contemplated hereby without the prior written consent of Viacom, in the case of Universal and its Affiliates, or Universal, in the case of Viacom and its Affiliates.

                  Section 6.5 Non-Solicitation of Employees. Without the prior written consent of Universal, the Viacom Parties agree that, for a period of 6 months from the date of this Agreement, none of the Viacom Parties and their subsidiaries, nor any representative or agent of any of them, shall actively or directly solicit any key employee of the Partnership identified in writing prior to or on the date hereof to become employed by the any of the Viacom Parties or any of their subsidiaries, except that the Viacom Parties shall not be precluded from hiring any such employee who (i) initiates discussions regarding such employment without solicitation by any Viacom Party or subsidiary, (ii) responds to any advertisement placed by any Viacom Party or subsidiary (provided that such advertisement was a general solicitation not directed toward employees of the Partnership), or (iii) has been terminated by the Partnership.

                  Section 6.6 Tax Allocation. Universal shall allocate the USA Purchase Price between the Viacom Partnership Interests and the covenants contained in Article 7 and shall provide a copy of such allocation in writing (the "Tax Allocation") to Viacom. The Tax Allocation shall be binding upon the parties hereto, and each party hereto shall prepare and file all federal, state and local tax returns and reports in a manner consistent with the allocation contained in any such agreement.

                  Section 6.7 Partnership Tax Election. The Viacom Parties and the Universal Parties shall cause an election to be made for the Partnership with respect to the Purchase under Section 754 of the Code and any comparable provision of state, local or foreign tax law and shall not seek to revoke such election. In the event that Universal elects to purchase or to cause one of its Affiliates to purchase all of the shares of Viacom Sci-Fi Europe Stock under
Section 3.2, the Viacom Parties and the Universal Parties shall cause an election to be made for Sci-Fi Europe under Section 754 of the Code and any comparable provision of state, local or foreign tax law and shall not seek to revoke such election.

                  Section 6.8. Tax Matters. The Viacom Parties will have the right to participate in any tax audit or administrative or judicial proceeding or of any demand or claim relating to the Partnership or to Sci-Fi Europe which affects any taxable period ending on or before or including the Closing Date to the same extent the Viacom Parties have such rights prior to the Closing. After the Closing, Universal shall promptly notify Viacom in writing of the commencement of any such tax audit, administrative or judicial proceeding or demand or claim. Such notice shall contain factual information (to the extent known) describing the asserted tax matter in reasonable detail and shall include copies of any notice or other document received from any tax authority in respect of such tax matter.

                  Section 6.9 Indemnification. Universal covenants and agrees to indemnify and hold harmless the Viacom Parties from and after the Closing against any and all liabilities and obligations of the Partnership for which the Viacom Parties may be liable as general partners of the Partnership, other than any liabilities arising out of activities prior to the Closing Date which, at the Closing Date, were known to any of the Viacom Parties and not known by any of the Universal Parties. In the case of any claim asserted by a third party against a Viacom Party entitled to indemnification under this Agreement, notice shall be given by the Viacom Party to Universal promptly after such Viacom Party has knowledge of any claim as to which indemnity may be sought, and the Viacom Party shall permit Universal (at its expense) to assume (or to cause the Partnership to assume) the defense of any claim or any litigation resulting therefrom, provided that (a) the Viacom Party may participate in such defense at such Viacom Party's expense, and (b) the delay or omission by any Viacom Party to give notice as provided herein shall not relieve Universal of its indemnification obligation under this Agreement except to the extent Universal shall have been prejudiced as a result of such delay or omission. Except with the prior written consent of the Viacom Party, neither Universal nor the Partnership, in the defense of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Viacom Party. Universal and the Partnership and the Viacom Party shall cooperate in the defense of any claim or litigation subject to this Section and the records of each shall be available to the other with respect to such defense.

                  Section 6.10 Ongoing Obligation of Confidentiality. The Viacom Parties hereby agree that none of them nor any of their directors, officers, employees, shareholders, agents, Affiliates or representatives (collectively, "Representatives") shall disclose any Information (as defined below) or use any Information in any way detrimental to or in competition with the Partnership; provided, however, that above prohibition shall not apply to the extent that disclosure is required by Applicable Law or any rule of any stock exchange. The term "Information" shall mean all information (whether in oral, written or any other form or medium) concerning the Partnership and its operations, but shall not include any information which (i) is or becomes generally available to the public other than by reason of any breach by the Viacom Parties or Representative of its confidentiality obligations hereunder, (ii) is or becomes available to Viacom Parties or any Representative after the Closing Date on a non-confidential basis from a source which shall not have been prohibited from disclosing such information to the Viacom

Parties by a legal, contractual or fiduciary obligation of which any of the Viacom Parties are aware, or (iii) is independently developed by a Viacom Party.

                  Section 6.11 Non-Registration of Trademarks. Each of the Viacom Parties agrees, during the period from the Closing Date through the first anniversary of the Closing Date, to take no action to register any of the trade marks, service marks or logos set forth on Exhibit I hereto for television or related uses anywhere in the world (whether or not such mark or logo is currently so registered).



                                    ARTICLE 7

                                 Non-Competition

                  Section 7.1 Non-Competition. (a) Each Viacom Party agrees that, during the period commencing on the Closing Date and terminating on the fourth anniversary of the Closing Date (the "Effective Period"), neither it nor any of its Affiliates will, directly or indirectly, beneficially own any interest (including through any option, warrant or convertible security) in, or be the operator of, or otherwise control, any Science Fiction Channel which is authorized to be or is otherwise distributed anywhere in the 50 United States by means of cable (whether wire, co-axial or fiber of any material), MDS, MMDS, scrambled UHF or VHF (but excluding digital or advanced TV), MATV or SMATV or direct-to-home satellite of any type (but excluding any Pay Television Service); provided that nothing in the foregoing shall prevent the Viacom Parties and their Affiliates collectively from owning or holding, with respect to any person, up to 5% in the aggregate of the outstanding equity securities of such person that are listed for trading on any national securities exchange or automated quotation service; and provided that the Viacom Parties shall not in any event be in breach of this Article 7 with respect to any unauthorized distribution of any such Science Fiction Channel which the Viacom Parties are taking reasonable efforts to prevent or any de minimis unauthorized distribution; and provided that the re-transmission of standard terrestrial UHF or VHF television signals (but excluding any "super-station") or the transmission of United Paramount Network programming shall not in any event be prohibited.

                  (b) For purposes of this Agreement, the term "Science Fiction Channel" shall mean either:

                  (1) any channel (such as MTV, Nick at Nite, the Sci-Fi Channel, etc.):

                   (i) that is identified by a trademark, service mark, logo or name including the words "science fiction", "fantasy" or "horror" or a derivative thereof (such as, without limitation, "Sci-Fi"), or

                   (ii) that is advertised, promoted, branded, marketed or otherwise publicized in a manner that principally associates such channel with the Sci Fi Genre, or

                   (iii) a preponderance of the programming time of which (and including at least one programming hour (i.e., shows, movies or specials that would typically, together with related advertising, interstitials, etc., be considered to be one hour) in the science fiction genre) is of the Sci Fi Genre during either:

                                    (x)      the period between 8 a.m. to
                                             midnight;

                                    (y)      the period between 6 p.m. to
                                             midnight; or

                                    (z)      any 24-hour period

                           provided that no such programming shall render a channel a Science Fiction Channel unless such programming is exhibited on such channel:

                                    (A)      more than three times per week (or,
                                             if such programming service shall
                                             include any Part Time Service
                                             described in Section 7.1(b)(2)(A),
                                             such lesser number of times per
                                             week as equals three less the
                                             number of days in which such Part
                                             Time Service occurs) at least 40
                                             weeks in any 52-week period (or,
                                             regardless of whether such number
                                             of weeks shall yet have occurred,
                                             if there shall be an authorized
                                             disclosure that such activity will
                                             or is expected to continue for such
                                             period); it being understood and
                                             agreed that the parties hereto
                                             intend that the Effective Period
                                             not be shortened by such 40-week
                                             period; or

                                    (B)      if such programming service
                                             includes any Part Time Service
                                             described in Section 7.1(b)(2)(A),
                                             on any day adjacent to two days of
                                             programming in the Sci Fi Genre of
                                             such Part Time Service if any of
                                             such three days is a weekend day
                                             (i.e. Friday, Saturday or Sunday);

                           but excluding not more than four Stunts per year (and not more than two in any quarter); or

                  (2) any Part Time Service that (A) (i) is identified by a trademark, service mark, logo or name including the words "science fiction", "fantasy" or "horror" or a derivative thereof (such as, without limitation, "Sci-Fi"), or (ii) is advertised, promoted, branded, marketed or otherwise publicized in a manner that principally associates such Part Time Service with the Sci Fi Genre, and (B) includes (x) more than two days per week or (y) on two consecutive nights per week if either is a weekend (i.e. Friday, Saturday and Sunday) or (z) on two weekend nights (i.e. Friday, Saturday and Sunday) per week, more than one contiguous element of programming (such as a show, movie or special, but excluding promotional or interstitial elements) in the Sci Fi Genre (and excluding not more than four Stunts per year, not more than two in any quarter).

                   (c) The Viacom Parties agree that this covenant is reasonable with respect to its duration, geographical area and scope. If, at the time of enforcement of this Article 7, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the period, scope, or geographical area legally permissible under such circumstances will be substituted for the period, scope or area stated herein.

                  (d) Nothing contained in this Article 7 shall prohibit a merger, acquisition, or other business combination ("Combination") pursuant to which any of the Viacom Parties, or any of their Affiliates, acquires, is acquired by, or is consolidated with or into any other person, or pursuant to which any person acquires an equity interest in a Viacom Party or an Affiliate (in all cases, any such person (other than Viacom or such Affiliate) being a "Combination Entity") which, together with its Affiliates, has beneficial ownership of any interest in, or operates or controls, a Science Fiction Channel the fair market value of which (or interest therein) (net of any attributable indebtedness) is not more than 10% of the fair market value of the Combination Entity (net of any attributable indebtedness) immediately prior to the Combination; provided, however, that following any such Combination, each Viacom Party agrees that neither it nor any of its Affiliates (determined immediately prior to such Combination) will, directly or indirectly, provide infrastructure, operational support, distribution (including any bundled, cooperative, joint or other advertising or affiliate sales effort), promotion or product (except, in each case, pursuant to any arrangement entered into prior to the Combination and not in connection with or in anticipation thereof) to any such Science Fiction Channel during the Effective Period (or transfer any of its assets, properties or personnel used in such areas to, or combine the same with those of, the Combination Entity).

                  (e) Nothing in this Article 7 shall in any event, whether during or after the Effective Period, reduce, diminish, derogate or act as a waiver with respect to any intellectual property rights of the Partnership or Sci-Fi Europe (including trade marks, service marks, and copyrights).

                  (f) Notwithstanding anything to the contrary herein, no action or activity shall be a violation of this Article 7 unless Universal shall first have provided Viacom with a notice that it believes Viacom is violating the provisions of this Article 7 and such action, activity or violation shall not have ceased within 30 days thereafter.

                  (g) The following terms shall have the following definitions for the purposes of this Article:

                   (i) "Part Time Service" shall mean any regularly scheduled programming within any programming service (or that shares a particular location on a receiving device (e.g., a channel number, etc.) with any programming service) that is advertised, promoted, branded, marketed or otherwise publicized (including by the use of interstitial or other distinctive marketing, promotional or sales devices) in such a way as to be intended to or likely to establish such programming as a recognizable channel.

                  (ii) A "Pay Television Service" shall mean any subscription programming service that consists of an encrypted (other than in a free-preview period) transmission of programming to a television by means of cable (whether wire, co-axial or fiber of any material), MDS, MMDS, scrambled UHF or VHF (but excluding digital or advanced TV), MATV, SMATV or direct-to-home satellite of any type) that (a) is free from third-party commercial advertising (and as to which no authorized disclosure has been made of a plan to accept such advertising in the future) (it being understood, by way of example, that TV Land would not satisfy the test set forth in this clause
                           (a)), (b) is available for purchase alone or in a package of other programming services for which consumers are required to pay on a periodic basis a fee that is separate and distinct from the fee payable by consumers for the most widely distributed package of programming services generally offered and marketed to consumers by programming distributors (other than the package or tier of services commonly referred to as "lifeline" service) , (c) is not available for reception on any kind of a Pay-per-view Basis or VOD Basis, and (d) (A) exhibits a significant quantity of motion pictures (i.e., 24 or more per year) in the premium television window or
                           (B) so long as the requirements of clauses (a) and
                           (b) above are satisfied, is "Showtime", "The Movie Channel", "FLIX" or "Sundance Channel", in each case for so long as they continue to be fundamentally in nature as they currently are. "Pay-per-view Basis" shall mean the mode of television exhibition whereby individuals in substance and effect are (a) provided with the limited right to view single or multiple exhibitions of a single program on a scheduled basis only and (b) charged a distinct, incremental fee for such right. "VOD Basis" shall mean a mode of television exhibition whereby individuals in substance and effect are (a) provided with the right, at their sole discretion, to select the commencement time for an otherwise unscheduled viewing of a single program and (b) charged a distinct, incremental fee for such right.

                  (iii) "Sci Fi Genre" shall mean science fiction, para-normal, fantasy, horror or similar genre (in each case of the type currently offered by the Sci-Fi Channel, it being understood that (x) any Star Trek programming shall be deemed to be of such type, and
                           (y) comedy shows, movies or specials that may involve some science fiction, para-normal, fantasy, horror or similar genre element such as "My Favorite Martian" or "Mork and Mindy" shall not be deemed to be of such type); provided that programming which, taken together, does not include any show, movie or special in the science fiction genre shall not be deemed to be of the Sci Fi Genre.

                  (iv) "Stunt" shall mean any special programming, including in the Sci Fi Genre, during a period of not more than one week, without regard to the number of hours of such programming, or any other characteristics, including the manner of branding or promotion, or the use of service marks or trademarks.

                                    ARTICLE 8

     Post-Closing Payment of Undistributed Pre-Closing Partnership Earnings

                  Section 8.1 Post-Closing Payment. (a) Within 90 days after the Closing Date, Universal shall, or shall cause the Partnership to, prepare and deliver to Viacom (i) an audited balance sheet as of the Closing Date (the "Closing Balance Sheet") prepared from the books and records of the Partnership, certified by the Partnership's independent auditors, (ii) an audited statement of profit and loss for the then current fiscal year of the Partnership (the "Closing P&L") prepared from the books and records of the Partnership as if the fiscal year of the Partnership had begun on January 1, 1997 and had ended on the Closing Date, certified by the Partnership's independent auditors, and (iii) a statement (the "Closing Statement") setting forth the Undistributed Current Year Earnings allocable to ECC's account, together with a certificate of the Partnership's independent auditors confirming the earnings and allocations shown thereon. The Closing Balance Sheet and the Closing P&L shall be prepared in accordance with generally accepted accounting principles applied on a basis consistent with the preparation of the Partnership's audited financial statements for the year ended December 31, 1996.

                  (b) During the 30-day period following Viacom's receipt of the Closing Balance Sheet, the Closing P&L and the Closing Statement, Viacom and its independent auditors shall be permitted to review the working papers of the Partnership's independent auditors relating to the Closing Balance Sheet, the Closing P&L and the Closing Statement. The Closing Statement shall become final and binding upon the parties on the 30th day following Viacom's receipt thereof, unless Viacom gives written notice of its disagreement with the Closing Statement (a "Notice of Disagreement") to Universal prior to such date. Any Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. If a Notice of Disagreement is received by Universal in a timely manner, then the Closing Statement (as revised in accordance with clauses (A) or (B) below) shall become final and binding on the earlier of (A) the date Universal and Viacom resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement or (B) the date any disputed matters are finally resolved in writing by the Accounting Firm (as defined below).

                  (c) During the 30-day period following delivery of a Notice of Disagreement Universal and Viacom shall seek in good faith to resolve in writing any differences which they may have with respect to the matters specified in the Notice of Disagreement. At the end of such 30-day period (or such longer period as the parties may agree), Universal and Viacom shall submit to an independent accounting firm (the "Accounting Firm") for review and resolution any and all matters which remain in dispute and which were included in the Notice of Disagreement. The Accounting Firm shall be a nationally recognized independent public accounting firm agreed upon by Universal and Viacom in writing. Universal and Viacom shall jointly use all reasonable efforts to cause the Accounting Firm to render a decision within 30 days following submission. Universal and Viacom agree that judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced. Each of the parties shall bear their own costs of dispute resolution hereunder, and costs, fees and expenses of the Accounting Firm pursuant to this Section shall be borne by equally by Universal and Viacom. The fees and expenses of Universal's independent auditors in connection with their review of any Notice of Disagreement shall be borne by Universal, and the fees and expenses of Viacom's independent auditors incurred in connection with their review of the Closing Statement shall be borne by Viacom.

                  (d) If the portion of the Undistributed Current Year Earnings allocable to ECC's account as shown on the final Closing Statement (the "Actual Earnings Amount") is greater than the Estimated Allocable Current Year Earnings, Universal shall cause the Partnership to, and if the Actual Earnings Amount is less than Estimated Allocable Current Year Earnings, Viacom shall, within 10 days after the Closing Statement becomes final and binding on the parties, make payment by wire transfer of immediately available funds to an account designated by Viacom or the Partnership, as applicable, of the amount of such difference, together with interest thereon at the prime rate, as reported from time to time in the Wall Street Journal, from the Closing Date to the date of actual payment, calculated on the basis of the actual number of days elapsed divided by 365.

                  (e) The parties hereto agree and acknowledge that payments pursuant to this Article 8 are in respect of Partnership income and are not part of the purchase price for or any part of the consideration in respect of the Viacom Partnership Interests or the Viacom Sci-Fi Europe Stock or the agreement set forth in Article 7.


                                    ARTICLE 9

                                   Conditions

                  Section 9.1 Mutual Conditions. The obligation of each of the parties hereto to consummate the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date, or waiver by such parties of all of the following conditions:

                  (a) No Injunction. At the Closing Date, there shall be no injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains, prohibits or makes unlawful the consummation of the transactions contemplated hereby;

                  (b) Waiting Periods. All waiting periods applicable pursuant to the HSR Act shall have expired or been terminated and any approval required by any Government Authority to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired;

                  Section 9.2 Conditions of the Universal Parties' Obligation to Close. The obligation of each of Universal and UCS to consummate the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date or waiver by such parties of all of the following condition:

                  (a) Representations, Warranties and Covenants. The representations and warranties of the each of the Viacom Parties contained in this Agreement shall be true and correct in all material respects as of the date hereof and shall be repeated and shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date. Each Viacom Party shall have duly performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date. Each Viacom Party shall have delivered to Universal a certificate, dated the Closing Date and signed by a duly authorized officer, to the foregoing effect.

                  Section 9.3 Conditions of the Viacom Parties' Obligation to Close. The obligation of each Viacom Party to consummate the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date, or waiver by such parties of all of the following condition:

                  (a) Representations, Warranties and Covenants. The representations and warranties of the each of the Universal Parties contained in this agreement shall be true and correct in all material respects as of the date hereof and shall be repeated and shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date. Each Universal Party shall have duly performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date. Each Universal Party shall have delivered to Viacom a certificate, dated the Closing Date and signed by a duly authorized officer, to the foregoing effect.



                                   ARTICLE 10

                                   Termination

                  Section 10.1 Termination. This Agreement may be terminated at any time prior to the Closing by:

                  (a)  written agreement of Universal and Viacom; or

                  (b) either Universal or Viacom if the Closing has not occurred by the close of business on 120 days from the date hereof and if the failure to consummate the transactions contemplated hereby on or before such date did not result from the failure by the party seeking termination of this Agreement to fulfill any covenant, undertaking or commitment provided for herein that is required to be fulfilled prior to Closing; or

                  (c) either Universal or Viacom if any Government Authority of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

                  Section 10.2 Procedure and Effect of Termination. (a) In the event of termination of this Agreement by either or both of Universal or Viacom pursuant to Section 10.1, written notice thereof shall forthwith be given by the terminating party to the other parties hereto, and this Agreement shall thereupon terminate and become void and have no effect, and the transactions and matters contemplated hereby shall be abandoned without further action by the parties hereto; provided, however, that such termination shall not relieve any party hereto of any liability for any willful breach or violation of this Agreement; and provided, further, that Section 2.2(c) of this Agreement shall survive any such termination and shall remain in full force and effect.

                  (b) In the event of termination of this Agreement by either or both of Universal or Viacom pursuant to Section 10.1, the Letter Requesting Resumption of Proceedings will shall be delivered promptly to the Court in the Litigation.


                                   ARTICLE 11

                                  Miscellaneous

                  Section 11.1 Expenses. Except as otherwise specifically provided in this Agreement, each party shall bear and pay its own expenses, including the fees and expenses of any attorneys, accountants or other persons engaged by it, incurred in connection with this Agreement and the transactions contemplated hereby, and no such expenses shall be borne or paid by the Partnership.

                  Section 11.2 Notices, etc. All notices, requests, demands or other communications required by or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party when delivered personally (by courier service or otherwise), or when delivered by telecopy and confirmed by return telecopy, in each case to the applicable addresses set forth below:

                  (a) if to any Universal Party:

                           Universal Studios, Inc.
                           100 Universal City Plaza
                           Universal City, California  91608
                           Attention: Karen Randall, Esq.
                           Telecopy: (818) 866-3444
                           Telephone: (818) 777-1000
                         with a copy (which shall not constitute notice) to:

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York  10019
                           Attention:  Adam O. Emmerich, Esq.
                           Telecopy:  (212) 403-2234
                           Telephone:  (212) 403-1234

                  (b) If to any Viacom Party:

                           Viacom, Inc.
                           1515 Broadway, 27th Floor
                           New York, New York  10036
                           Attention: Phillipe Dauman, Esq.
                           Telecopy:  (212) 258-6000
                           Telephone:  (212) 258-6996

                           with a copy (which shall not constitute notice) to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           One Rodney Square
                           Wilmington, Delaware  19801
                           Attention: Richard L. Easton, Esq.
                           Telecopy:  (302) 651-3001
                           Telephone: (302) 651-3000

or such other address as any such party shall have designated by notice given in accordance with the above to the other parties.

                  Section 11.3 Amendment. This Agreement may not be amended, modified, superseded, canceled, renewed or extended except by a written instrument signed by the party to be charged therewith.

                  Section 11.4 Waiver; Effect of Waiver. No provision of this Agreement may be waived except by a written instrument signed by the party waiving compliance. No waiver by any party hereto of any of the requirements hereof or of any of such party's rights hereunder shall release the other parties from full performance of their remaining obligations stated herein. No failure to exercise or delay in exercising on the part of any party hereto any right, power or privilege of such party shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege by such party.

                  Section 11.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns;

provided, however, that no party hereto shall be entitled to assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other parties hereto. The foregoing notwithstanding, Universal may, in its sole discretion, assign its right to be the purchaser in the Purchase to any one or more Affiliates of Universal. In the event of any assignment pursuant to the foregoing sentence, all references to Universal herein in its capacity as the purchaser of the Viacom Partnership Interests shall be deemed to be references to such Affiliate-assignee, but no such assignment shall relieve Universal of its obligations hereunder. Any purported assignment or delegation made in violation of this Section shall be null and void and of no effect.

                  Section 11.6 Survival of Representations, Warranties, Covenants and Agreements. All of the representations, warranties, covenants and agreements made herein by the parties hereto shall survive the Closing.

                  Section 11.7 Specific Performance. The parties hereto each acknowledge that, in view of the uniqueness of the subject matter hereof, the parties hereto would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore agree that the parties hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.

                  Section 11.8 Entire Agreement. Except as otherwise provided herein, this Agreement (together with any Exhibits, agreements contemplated hereby and any other contemporaneous written agreements) embodies the entire agreement and understanding between the parties relating to the subject matter hereof and supersedes (I) all prior agreements and understandings relating to such subject matter, whether written or oral, and (ii) all purportedly contemporaneous oral agreements and understandings relating to such subject matter.

                  Section 11.9 Viacom Released from Joint Venture Agreement. The parties hereto acknowledge that from and after the Closing, neither Viacom, ECC nor any of their Affiliates will be a party to or bound or obligated by, or enjoy any rights under, the Joint Venture Agreement.

                  Section 11.10 Interpretation; Absence of Presumption. (a) For the purposes hereof, (I) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, and Exhibit references are to the Articles, Sections, paragraphs and Exhibits to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, (v) provisions shall apply, when appropriate, to successive events and transactions, and (vi) all references to any period of days shall be deemed to be to the relevant number of calendar days.

                  (b) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

                  Section 11.11 Headings. The name assigned this Agreement and the Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

                  Section 11.12 Severability. If any term of this Agreement or the application thereof to any party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by Applicable Law.

                  Section 11.13 Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                  Section 11.14 Time of the Essence. The parties hereto agree and acknowledge that time is of the essence in the performance of this Agreement.

                  Section 11.15 Governing Law. This Agreement and all disputes hereunder shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to principles of conflicts of law thereof.

                  Section 11.16 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement, and shall become effective when counterparts have been signed by each party hereto and delivered to each other party. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided receipt of copies of such counterparts is confirmed.

                  IN WITNESS WHEREOF, each of the undersigned, intending to be legally bound, has caused this Agreement to be duly executed and delivered on the date first set forth above.

                 UNIVERSAL STUDIOS, INC.


                 By:  /s/ Brian C. Mulligan
                      -------------------------------------
                      Name: Brian C. Mulligan
                      Title Senior Vice President


                 UNIVERSAL CITY STUDIOS, INC.


                 By:  /s/ Brian C. Mulligan
                      -------------------------------------
                      Name: Brian C. Mulligan
                      Title Senior Vice President


                 VIACOM INC.


                 By:  /s/ Phillipe P. Daumann
                      -------------------------------------
                      Name: Phillipe P. Daumann
                      Title  Deputy Chairman, Executive Vice President,
                                   General Counsel and
                                   Chief Administrative Officer


                 VIACOM INTERNATIONAL INC.


                 By:  /s/ Phillipe P. Daumann
                      -------------------------------------
                      Name: Phillipe P. Daumann
                      Title  Executive Vice President and Secretary


                 EIGHTH CENTURY CORPORATION


                 By:  /s/ Phillipe P. Daumann
                      -------------------------------------
                      Name: Phillipe P. Daumann
                      Title  Executive Vice President and Secretary